Exhibit 10.1

INDEMNIFICATION AGREEMENT FOR
DIRECTORS AND OFFICERS OF ARMSTRONG WORLD INDUSTRIES, INC.

This Indemnification Agreement is made and effective as of the ____ day of _____, _____, by and between Armstrong World Industries, Inc., a Pennsylvania corporation (the "Corporation") and _________________________ ("Indemnitee").

WHEREAS, it is essential to the Corporation that the Corporation retain and attract as directors and officers the most capable persons available; and

WHEREAS, Indemnitee is an officer and/or a member of the Board of Directors of the Corporation (the "Board") and in that capacity is performing a valuable service for the Corporation; and

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors or officers of public companies; and

WHEREAS the Corporation has purchased and maintains one or more policies of Directors and Officers Liability Insurance ("D&O Insurance") covering certain liabilities which may be incurred by directors and officers in their performance of services for the Corporation; and

WHEREAS, the Corporation has provisions in both its Articles of Incorporation and its Bylaws (together referred to herein as the "Bylaws") that provide for indemnification and advancement of Expenses (as defined below) to the officers and directors of the Corporation to the fullest extent permitted by Pennsylvania law, and the Bylaws and the applicable indemnification statutes of the Commonwealth of Pennsylvania provide that they are not exclusive; and

WHEREAS, Indemnitee serves as a director or officer of the Corporation, in part, in reliance on such provisions in the Bylaws; and

WHEREAS, the Corporation has determined that its inability to retain and attract as directors and officers the most capable persons would be detrimental to the interests of the Corporation and that the Corporation therefore should seek to assure such persons that indemnification and insurance coverage will be available in the future; and

WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability and in order to induce and retain Indemnitee's service to the Corporation, the Corporation wishes to provide Indemnitee with substantial protection against personal liability in addition to the protections afforded under the Bylaws, and to provide Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws, any change in the composition of the Board or the composition of the governing body of any applicable Other Enterprise (as defined below) or any acquisition transaction relating to the Corporation); and

WHEREAS, the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of Expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law, and as set forth in this Agreement, and, to the extent D&O Insurance is maintained, for the continued coverage of Indemnitee under such D&O Insurance; and

NOW, THEREFORE, in consideration of the foregoing and of Indemnitee's agreement to serve or Indemnitee's willingness to continue to serve the Corporation directly on its behalf or at its request as an officer, director, manager, member, partner, tax matters partner, fiduciary, or trustee of, or in any other capacity with, another individual, domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity, any employee benefit plan, the Armstrong Foundation or other enterprise (each, an "Other Enterprise"), and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Indemnification and Advancement.

(a)The Corporation shall, to the fullest extent permitted by Pennsylvania law in effect on the date hereof and as amended from time to time, indemnify and hold harmless Indemnitee, or cause Indemnitee to be indemnified and held harmless, against (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, Employee Retirement Income Security Act of 1974, as amended ("ERISA"), excise taxes, or amounts paid in settlement), (ii) any liability pursuant to a loan, guaranty or otherwise, for any indebtedness of the Corporation or any subsidiary of the Corporation, including, without limitation, any indebtedness that the Corporation or any subsidiary of the Corporation has assumed or taken subject to, and (iii) any liability that an Indemnitee incurs as a result of acting on behalf of the Corporation (whether as a fiduciary or otherwise) in connection with the operation, administration, or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liability is in the form of an excise tax assessed by the United States Internal Revenue Service, a penalty assessed by the Department of Labor, restitution to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust, or other funding mechanism, or otherwise ((i) through (iii) collectively, the "Indemnifiable Amounts"), in each case, that are incurred or paid by Indemnitee in connection with any threatened, potential, asserted, pending, or completed action, suit, proceeding or matter, whether civil, criminal, administrative or investigative, or other action, suit, or proceeding of any kind whatsoever, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by the Corporation, any governmental agency, or any other party, that Indemnitee in good faith believes might lead to the institution of any such proceeding (each, a "Proceeding"), whether or not such Proceeding is brought by or in the right of the Corporation or otherwise, to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, trustee or representative of an Other Enterprise, whether acting in an official capacity or in any other capacity (collectively the foregoing is herein referred to as "Corporate Service"); provided, that no change in Pennsylvania law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Pennsylvania law as in effect on the date hereof or as such benefits may improve as a result of amendments to Pennsylvania law that become effective after the date hereof.  Notwithstanding the foregoing, the Corporation shall not indemnify Indemnitee (i) if the act or omission giving rise to the claim for indemnification by Indemnitee is determined by a final adjudication of a court of competent jurisdiction to have constituted willful misconduct or recklessness or otherwise failed to meet the standard of conduct required for Indemnitee to be indemnified by the Corporation under applicable Pennsylvania law or (ii) in connection with any damages or disgorgement or other accounting of profits from an actual violation of Section 16(b) of the Securities Exchange Act of 1934.

(b)Advancement of Expenses.  The Corporation shall, to the fullest extent permitted by Pennsylvania law, advance or cause to be advanced, on a current and as-incurred basis, any and all Expenses actually incurred by Indemnitee in connection with any Proceeding brought against Indemnitee by reason of Indemnitee's Corporate Service, in advance of the final disposition thereof.  The Corporation shall make, or cause to be made, all such advances promptly after receipt by the Corporation of a written request therefor stating in reasonable detail the Expenses incurred.  To the fullest extent permitted by Pennsylvania law, Indemnitee’s right to advancement of Expenses is absolute and shall not be subject to any prior determination that Indemnitee has satisfied any applicable standard of conduct for indemnification. Such advances (i) shall be unsecured and interest free; (ii) shall be made without regard to Indemnitee's ability to repay the advances and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) shall include any and all Expenses actually incurred pursuing an action to enforce any right of advancement or indemnification under this Agreement, including Expenses actually incurred preparing and forwarding statements to the Corporation to support the advances claimed.  Indemnitee hereby undertakes to repay any amounts advanced (without interest) to the extent it is ultimately determined that Indemnitee is not entitled under this Agreement to be indemnified by the Corporation in respect thereof.  No other form of undertaking shall be required of Indemnitee other than execution of this Agreement.  If Indemnitee commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, then Indemnitee shall not be required to reimburse the Corporation for any Expenses advanced by the Corporation until a final judicial determination is made with respect thereto.  As used herein, "Expenses" shall mean all direct or indirect costs, expenses, and obligations, including attorneys’ fees, judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Board, and counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing, and binding costs, as well as telecommunications, postage, and courier charges), paid or incurred in connection with investigating, prosecuting, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, prosecute, defend, be a witness in, or participate in, any Proceeding relating to Indemnitee's Corporate Service, and shall include (without limitation) all attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, or any other right provided by this Agreement (including, without limitation, such fees or expenses incurred in connection with legal proceedings contemplated by Section 1(d) hereof).

(c)The obligation of the Corporation to indemnify Indemnitee under Section 1(a) above and to advance Expenses under Section 1(b) above shall not extend to Indemnifiable Amounts, in the case of Section 1(a), or Expenses, in the case of Section 1(b), in each case, incurred in connection with any Proceeding (or part thereof) initiated by Indemnitee unless (x) such Proceeding is to enforce Indemnitee's rights to indemnification or advancement under this Agreement or (y) such Proceeding (or part thereof) was authorized by the Board.

(d)The Corporation shall indemnify, or cause the indemnification of, Indemnitee against any and all Indemnifiable Amounts in accordance with Section 1(a) above and shall advance Expenses to Indemnitee in accordance with Section 1(b) above that are incurred by Indemnitee in connection with any Proceeding brought by Indemnitee for (i) indemnification of Indemnifiable Amounts or advancement of Expenses by the Corporation under this Agreement or any other agreement or provision of the Bylaws now or hereafter in effect and (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses, or insurance recovery, as the case may be.

2.	Mandatory Indemnification for Successful Party.

In addition to the other provisions of this Agreement, without limitation of Indemnitee's other rights under this Agreement and without regard to any determination of Indemnitee's entitlement to indemnification under Section 3 of this Agreement, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee's Corporate Service, or in defense of any claim, issue or matter in such Proceeding, in whole or in part, the Corporation shall be liable to indemnify Indemnitee against all Indemnifiable Amounts actually incurred by Indemnitee in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall be liable to indemnify Indemnitee against all Indemnifiable Amounts actually incurred by Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 2 and without limitation of the foregoing, the termination of any claim, issue or matter in a Proceeding to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee's Corporate Service, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3.	Procedure for Payment of Indemnification.

(a) Indemnitee shall, as soon as practicable after becoming aware of facts giving rise to a Proceeding for indemnification hereunder, submit to the Corporation a written request for indemnification, including such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, specifying the amounts for which Indemnitee seeks payment under this Agreement and the basis for the claim for indemnification.  The Corporation shall pay such indemnifiable amounts to or on behalf of Indemnitee within ninety (90) calendar days of receipt of the request, unless Indemnitee agrees to a longer period of time or unless a court orders payment of amounts indemnifiable under this Agreement within a shorter period of time.

(b)To the extent, and only to the extent, that a determination of Indemnitee's entitlement to indemnification at the time of or prior to any award or payment of indemnification is required by applicable law which cannot be waived, then such determination shall be made as follows:

(i)At the request of the Corporation, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder; provided, however, that Indemnitee shall not be required to furnish any document or information protected from disclosure by the attorney-client privilege, the work-product protection or other privilege or protection.

(ii)Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification) pursuant to Section 3(a) of this Agreement, a determination shall thereafter be made as to Indemnitee's entitlement to indemnification.  In the event that the Corporation objects to Indemnitee's request for indemnification, the Corporation shall submit a written objection to Indemnitee within 15 days after receipt of Indemnitee's written request for indemnification.  In no event shall a determination of Indemnitee's entitlement to indemnification be made, or required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 1(b) of this Agreement.  Any such determination of Indemnitee's entitlement to indemnification shall be made within seventy (70) days after receipt of Indemnitee's written request for indemnification pursuant to Section 3(a) of this Agreement, unless Indemnitee agrees to a longer period or a court orders payment of the amounts indemnifiable under this Agreement within a shorter period of time.

(iii)Any determination of Indemnitee's entitlement to indemnification shall be made by Independent Counsel, selected pursuant to Section 10 of this Agreement, in a written opinion to the Corporation and Indemnitee, unless Indemnitee, in Indemnitee's sole discretion, elects to have the directors of the Corporation who are independent with respect to such claim and Proceeding (the "Disinterested Directors") make the determination, in which case the Disinterested Directors will make the determination as elected by Indemnitee.  Notwithstanding the preceding sentence, if a quorum consisting of the Disinterested Directors is not obtainable or a Change in Control has occurred, then such determination shall be made by Independent Counsel.  If a determination is made by either (A) Independent Counsel or (B) a majority vote of a quorum consisting of the Disinterested Directors that Indemnitee is entitled to indemnification, the Corporation shall make payment to Indemnitee within twenty (20) days after such determination, unless Indemnitee agrees to a longer period or a court orders payment within a shorter period.  Indemnitee shall reasonably cooperate with Independent Counsel or the Disinterested Directors, as applicable, with respect to Indemnitee's entitlement to indemnification, including providing, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Expenses actually incurred by Indemnitee in so cooperating with Independent Counsel or the Disinterested Directors, as applicable, shall be advanced and borne by the Corporation as provided in Section 1(b) of this Agreement.

(iv)In making the determination required to be made under Pennsylvania law with respect to an Indemnitee's entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request therefor in accordance with Section 3(a) of this Agreement, and the Corporation shall have the burden of proof to establish by clear and convincing evidence that Indemnitee is not so entitled (including in a Proceeding regarding whether Indemnitee is entitled to indemnification under this Agreement).

(v)The Corporation shall be bound by and shall have no right to challenge a determination of Indemnitee's entitlement to indemnification by Independent Counsel (or, if applicable, by the Disinterested Directors) that is favorable to Indemnitee.

4.	Remedies of the Indemnitee.

(a)If a determination of Indemnitee's entitlement to indemnification is made and such determination is adverse to Indemnitee, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such adverse determination.  If Indemnitee fails to challenge an adverse determination, or if Indemnitee challenges an adverse determination and such adverse determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such adverse determination or final judgment, the Corporation shall not be obligated to indemnify Indemnitee under this Agreement.

(b)If (i) a claim for indemnification under Section 1(a) of this Agreement is not paid in full by the Corporation within the period of time specified in Section 3(a) of this Agreement or (ii) a claim for advancement of Expenses under Section 1(b) of this Agreement is not paid in full by the Corporation within thirty (30) days after a written request for advancement of Expenses has been received by the Corporation, Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of such claim for indemnification or advancement of Expenses in any court of competent jurisdiction.  The burden of proving by clear and convincing evidence that indemnification or advancement of Expenses is not appropriate shall be on the Corporation.  As provided in Section 1(d) of this Agreement, Indemnitee shall be entitled to be advanced the Expenses actually incurred by Indemnitee in prosecuting such claim, and the Corporation shall pay such Expenses actually incurred by Indemnitee in connection with prosecuting, pursuing, investigating, preparing for, litigating, defending or settling any action brought under this Section 4(b) in advance of the final disposition of such action and in accordance with the terms and conditions for advancement of Expenses set forth in Section 1(b) of this Agreement.

5.	Indemnification Trust.

(a)  Establishment of the Indemnification Trust.  In the event of a Potential Change in Control or a Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust (the "Indemnification Trust") for the benefit of Indemnitee, and from time to time upon written request of Indemnitee shall fund such Indemnification Trust in an amount sufficient to satisfy any and all Indemnifiable Amounts reasonably anticipated at the time of each such request to be reasonably incurred in connection with investigating, preparing for, participating in or defending any Proceedings to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee's Corporate Service, from time to time actually paid or claimed, reasonably anticipated or proposed to be paid.  The trustee of the Indemnification Trust (the "Trustee") shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to the Corporation.  Nothing in this Section 5(a) shall relieve the Corporation of any of its obligations under this Agreement.  The amount or amounts to be deposited in the Indemnification Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Corporation or, if the Corporation and Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 10 of this Agreement.

(b)The terms of the Indemnification Trust shall provide that, except upon the consent of both Indemnitee and the Corporation:  (i) the Indemnification Trust shall not be revoked or amended or the principal thereof invaded, without the written consent of Indemnitee; (ii) the Trustee shall advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by Indemnitee, any and all Expenses actually incurred by Indemnitee in connection with any and all Proceedings to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee's Corporate Service; (iii) the Indemnification Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above; (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Indemnification Trust shall revert to the Corporation upon mutual agreement by Indemnitee and the Corporation or, if Indemnitee and the Corporation are unable to reach such an agreement, upon determination by Independent Counsel selected in accordance with Section 10 of this Agreement, that Indemnitee has been fully indemnified under the terms of this Agreement; provided, however, that the funds shall not revert to the Corporation until the later of a dismissal with prejudice of all then-

outstanding Proceedings or two years following any other termination of all outstanding Proceedings.

(c)A "Change in Control" shall be deemed to have occurred if any of the following shall have occurred after the date hereof:

(i) at any time (x) any Person (other than a Person that is, at such time, a Permitted Holder) is or becomes the Beneficial Owner of 30% or more of the Voting Power of the Corporation and (y) no Person that is, at such time, a Permitted Holder Beneficially Owns as of such time, without giving effect to the existence of any group other than a group that is itself a Permitted Holder, a greater percentage of the Voting Power of the Corporation than the percentage of the Voting Power of the Corporation Beneficially Owned by the Person referred to under clause (x) at such time;

(ii) during any period of two (2) consecutive years, the following individuals cease for any reason (other than the occurrence of an emergency or other condition or event described in Section 1509(a) of the Pennsylvania Business Corporation Law) to constitute at least a majority of the Board:  (A) individuals who at the beginning of such period were members of the Board and (B) any new director whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least a two-thirds (2/3) of those directors then in office who were directors at the beginning of such two (2) year period or whose election or nomination for election was previously approved in accordance with this clause (B), but excluding any such new director who is initially proposed for office in an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board;

(iii) the consummation of (A) a merger or consolidation involving the Corporation, (B) a sale or other disposition of all or substantially all of the assets of the Corporation (on a consolidated basis), including a sale or disposition of all or substantially all of the assets of the Corporation (on a consolidated basis) pursuant to a spin-off or split-up, or (C) any other substantially similar transaction or series of related transactions involving the Corporation (each of the transactions in clauses (A), (B) and (C), a "Corporate Transaction"), but excluding a Non-Control Acquisition or a Spin-Off; or

(iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

Notwithstanding anything to the contrary in the foregoing, for purposes of clause (i) of the definition of Change in Control, the following transactions shall not constitute a Change in Control:

(x)  any Person becomes the Beneficial Owner of 30% or more of the Voting Power of the Corporation as a result of a reduction in the number of shares of Common Stock pursuant to a transaction or series of transactions that is approved by a majority of the Board, unless such Person thereafter becomes the Beneficial Owner of additional shares of Common Stock representing 1% or more of the Voting Power of the Corporation;

(y)  if a majority of the Board determines in good faith that a Person has acquired Beneficial Ownership of 30% or more of the Voting Power of the Corporation inadvertently and, no later than the date set by the Board such Person divests a sufficient number of shares so that, after such divestiture, such Person no longer

Beneficially Owns 30% or more of the Voting Power of the Corporation; or

(z)  any Person becomes the Beneficial Owner of 30% or more of the Voting Power of the Corporation as a result of an issuance or sale of securities by the Corporation or any of its Subsidiaries.

Other definitions used in the "Change in Control" definition:

"Affiliate" shall mean with respect to any person or entity, any other person or entity that, at any time that a determination is made hereunder, directly or indirectly, controls, is controlled by, or is under common control with such first person or entity.  For the purpose of this definition, "control" shall mean, as to any person or entity, the possession, directly or indirectly, of the power to elect or appoint a majority of directors (or other persons acting in similar capacities) of such person or entity or otherwise to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

"Beneficial Owner", "Beneficially Own" and "Beneficial Ownership" shall have the meaning as set forth in Rules 13d-3 and 13d-5 promulgated under the Exchange Act or any successor provision.

"Common Stock" shall mean the common stock of the Corporation.

"Group" or "group" shall have the meaning ascribed thereto in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision.

"Non-Control Acquisition" shall mean a Corporate Transaction that is a merger or consolidation involving the Corporation (or any other substantially similar transaction or series of related transactions involving the Corporation) where:

(1) Persons who are the Beneficial Owners of the Voting Power of the

Corporation immediately prior to such Corporate Transaction will Beneficially Own, by reason of such immediately prior Beneficial Ownership, immediately after such Corporate Transaction an aggregate of more than 45% of the Voting Power of the surviving, resulting or acquiring entity in such Corporate Transaction; and

(2) such Corporate Transaction shall not result in a Change in Control with respect to the surviving, resulting or acquiring entity under clause (i) of the definition of "Change in Control" (as if such definition and the definition of "Permitted Holder" referred to such surviving, resulting or acquiring entity and taking into account the paragraph beginning "Notwithstanding" immediately following clause (iv) of such definition); and

(3) individuals who were members of the Board immediately prior to such Corporate Transaction constitute at least a majority of the members of the board of directors (or similar governing body) of the Corporation or other surviving, resulting or acquiring entity in such Corporate Transaction immediately after such Corporate Transaction.

"Permitted Holder" shall mean any of (a) the Corporation or any entity controlled by the Corporation, (b) any employee benefit plan (or related trust) sponsored or maintained by the Corporation or by any entity controlled by the Corporation, (c) any group of which any of the foregoing are members or (d) any member of any group that is a Permitted Holder pursuant to clause (c) of this definition at the time of the determination of whether such member is a Permitted Holder, and any of such member's Affiliates.

"Person" shall mean any individual, entity or group, including any "person" or

"group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision.

"Spin-Off" shall mean a disposition of what the Board determines in good faith, after consultation with its outside counsel, to be all or substantially all of the assets of the Corporation (on a consolidated basis) pursuant to a spin-off, split-up or similar transaction where Persons who are the Beneficial Owners of the Voting Power of the Corporation immediately prior to such transaction will Beneficially Own, by reason of such immediately prior Beneficial Ownership, an aggregate of more than a majority of the Voting Power of each of the entities resulting from such transaction (including Armstrong World Industries, Inc.) immediately after such transaction; provided, that, if another Corporate Transaction involving any entity resulting from such transaction (including Armstrong World Industries, Inc.) occurs in connection with a Spin-Off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change in Control has occurred with respect to the entity resulting from such Spin-Off that employs Indemnitee immediately after such Spin-Off (which may be Armstrong World Industries, Inc.).

"Voting Power" shall mean, calculated at a particular point in time, the aggregate votes represented by all the then outstanding securities of an entity then entitled to vote generally in the election of directors of such entity (as applicable) but excluding any votes which a Person shall have upon and by reason of the non-payment of dividends on preferred shares in accordance with the terms of such preferred shares.

(d)A "Potential Change in Control" shall be deemed to occur if any of the following shall have occurred after the date hereof: (A) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (B) any Person publicly announces a tender offer or comparable action which if consummated would constitute a Change in Control; or (C) the Board of the Corporation adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

6.	Maintenance of Insurance and Funding.

(a)The Corporation has in place one or more policies of D&O Insurance (the “Insurance Policies”) for the benefit and protection of its directors and officers, including Indemnitee, and the Corporation believes the coverage amounts and terms of such Insurance Policies are reasonable and appropriate under the circumstances.  The Corporation hereby agrees that, so long as Indemnitee shall continue to perform Corporate Service and thereafter so long as Indemnitee shall be subject to any Proceeding by reason of Indemnitee’s Corporate Service, the Corporation (i) shall use its reasonable best efforts to maintain in effect for the benefit of Indemnitee a binding and enforceable policy or policies of D&O Insurance providing coverage at least comparable to that provided pursuant to the Insurance Policies, and agrees that Indemnitee shall continue to be covered by such policies in accordance with their terms and to the maximum extent of the coverage available for any director or officer under the Insurance Policies; provided, that, if the Corporation, after employing such reasonable best efforts, determines in good faith that such comparable insurance is not reasonably available, then the Corporation agrees that Indemnitee shall be covered by such policy or policies of D&O Insurance as provides coverage to the maximum extent that is then provided to any other director or officer of the Corporation, and (ii) shall ensure that any successor-in-interest to the Corporation shall maintain such insurance coverage for the benefit of Indemnitee.

(b)Upon receipt of a notice of a claim for indemnification or advancement of Expenses pursuant to Section 1(a) or 1(b) of this Agreement, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

7.	Continuation of Indemnity.

All agreements and obligations of the Corporation contained in this Agreement shall continue during the period that Indemnitee is performing Corporate Service.  Following termination of Indemnitee's Corporate Service or resignation by Indemnitee, all agreements and obligations of the Corporation contained in this Agreement shall continue thereafter; provided, however, that such agreements and obligations of the Corporation shall continue only with respect to any Proceeding arising out of, and by reason of, Indemnitee's Corporate Service prior to such termination of Indemnitee's Corporate Service or resignation by Indemnitee.

8.	Notification and Defense of Proceeding.

Indemnitee shall notify the Corporation in writing as soon as practicable after becoming aware of any Proceeding to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party or is involved (as a witness or otherwise) by reason of Indemnitee's Corporate Service, if a claim for indemnification in respect thereof may be or is being made by Indemnitee against the Corporation under this

Agreement.  Such notice shall include a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Proceeding. The failure by Indemnitee to timely notify the Corporation hereunder shall not relieve the Corporation from any liability hereunder unless the Corporation's ability to participate in the defense of such Proceeding was materially and adversely affected by such failure. With respect to any such Proceeding as to which Indemnitee has so notified the Corporation:

(a)Indemnitee shall be entitled to retain counsel of Indemnitee's own choosing to represent Indemnitee in the Proceeding to the extent such Proceeding involves Indemnitee.  The Corporation shall, in all events, be entitled to participate in the Proceeding at its own expense.  If Indemnitee is a participant in such Proceeding with any other person(s) to whom the Corporation owes an obligation to advance expenses in connection with such Proceeding, the Corporation shall not be required to advance expenses for more than one law firm (and, if necessary, one additional law firm to act as local counsel) to represent collectively Indemnitee and such other person(s) in respect of the same matter unless Indemnitee reasonably concludes that the representation of Indemnitee and such other person(s) gives rise to an actual or potential conflict of interest.

(b)The Corporation shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of such Proceeding to the extent effected without the Corporation's prior written consent. The Corporation shall not settle such Proceeding, whether or not including Indemnitee, in any manner which would: (i) impose any penalty or limitation on Indemnitee, (ii) include an admission of fault of, or adverse finding with respect to, Indemnitee, (iii) not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iv) have the actual or purported effect of extinguishing, limiting or impairing Indemnitee's rights hereunder, including without limitation the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law, without the prior written consent of Indemnitee.  Neither the Corporation nor Indemnitee will unreasonably withhold, condition or delay consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

9.	Notice.

All notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, e-mail or other electronic transmission, nationally recognized overnight courier, or personal delivery, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other party:

(a)If to the Corporation, to:

Armstrong World Industries, Inc.

2500 Columbia Avenue

Lancaster, Pennsylvania 17603

Facsimile:

E-mail:

Attn: Secretary

(b)If to Indemnitee, to the address set forth on the signature page hereof.

All such notices, requests, consents, and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses, sent by electronic transmission (including e-mail) to the e-mail addresses specified above, or sent by facsimile transmission to the facsimile numbers specified above (or at such other address, e-mail address, or facsimile number for a party as shall be specified by like notice).  Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

10.	Independent Counsel.

(a)"Independent Counsel" shall mean any law firm, or a member of a law firm, that (i) is experienced in matters of Pennsylvania corporation law and (ii) is not, at such time, or has not been in the five (5) years prior to such time, retained to represent either (x) the Corporation or Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(b)Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation advising the Corporation of the identity of the Independent Counsel so selected, simultaneously with providing the Corporation with the written request for indemnification.  The Corporation may, within ten (10) days after such written notice of selection shall have been received, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the grounds that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 10(a) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection has not been established by the Corporation.  If, within twenty (20) days after such written notice of selection shall have been received, no Independent Counsel shall have been selected and not objected to, either the Corporation or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation to Indemnitee's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel.

(c)The Corporation agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

11.	Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12.	Indemnification Under this Agreement Not Exclusive.

The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws or under any other agreement, any vote of stockholders or directors, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Corporation and Indemnitee.  To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Bylaws, applicable law or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  To the extent that there is a conflict or inconsistency between the terms of this

Agreement and the Bylaws, it is the intent of the parties hereto that Indemnitee shall enjoy the greater benefits regardless of whether contained herein or in the Bylaws.  No amendment or alteration of the Bylaws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

13.	Corporation as Primary Indemnitor.

The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by a third party and its affiliates (collectively, "Third-Party Indemnitors").  The Corporation hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of such Third-Party Indemnitors to advance Expenses or to provide indemnification for the Indemnifiable Amounts incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable to indemnify Indemnitee for the Indemnifiable Amounts as required by the terms and conditions of this Agreement and the Bylaws (or any other agreement between the Corporation and Indemnitee), without regard to any rights Indemnitee may have against the Third-Party Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any and all claims against the Third-Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Corporation further agrees that no advancement or payment by the Third-Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Third-Party Indemnitors shall have a right of reimbursement and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Corporation.  The Corporation and Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of this Section 13.

14.	Subrogation; No Duplication of Payments.

(a)Except as provided in Section 13 above, in the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Third-Party Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(b)Except as provided in Section 13 above, the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

15.	Miscellaneous.

(a)This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

(b)This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), and shall be binding upon and inure to the benefit of Indemnitee, his or her heirs, executors, personal representatives and assigns.  This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Corporation or of any Other Enterprise at the

Corporation's request. In furtherance and not in limitation of Section 5 of this Agreement, if the Corporation shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Corporation shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to Indemnitee, to expressly assume all of the Corporation's obligations under and agree to perform this Agreement, and (ii) the term "Corporation" whenever used in this Agreement shall mean and include any such successor or transferee or any other surviving entity following any merger, consolidation, sale, lease, transfer or otherwise of all or substantially all of the assets of the Corporation.

(c)No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party granting such waiver, and no such waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver

(d)This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  Delivery of executed signature pages by facsimile or electronic transmission shall constitute effective and binding execution of this Agreement.

(e)The parties recognize that if any provision of this Agreement is violated by the parties hereto, Indemnitee may be without an adequate remedy at law.  Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute a Proceeding, either at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this ___ day of ____________, ______.

INDEMNITEE	ARMSTRONG WORLD INDUSTRIES, INC.

By:	By:
Name:	Name:
Address:	Title:

[Signature Page to AWI D&O Indemnification Agreement]